UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 1, 2007

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Lancaster Avenue Malvern, PA 19355	19355-2143

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Vishay Intertechnology, Inc. previously reported that it and certain of its affiliates entered into agreements for the purchase of the International Rectifier Corporation’s Power Control Systems (“PCS”) business.  The transaction closed on April 1, 2007.

On March 30, 2007, Vishay and its purchasing subsidiaries entered amendment to the Master Purchase Agreement dated as of November 8, 2007.  The amendment, among other things, (i) amended certain provisions of the Master Purchase Agreement, dated as of November 8, 2006, to provide that Vishay will pay debts owed to International Rectifier by International Rectifier’s subsidiaries that were acquired by Vishay as of April 1, 2007, to be repaid out of cash on hand held by such subsidiaries promptly after the closing, except for specified amounts to be retained to cover certain employee and tax matters, (ii) amended the indemnity provisions of the Master Purchase Agreement to provide for indemnity in favor of Vishay relating to certain tax, environmental, regulatory and intercompany matters, and (iii) waived requirements to satisfy certain closing conditions.

As contemplated, Vishay and International Rectifier entered into four license agreements at the closing of the transaction.  Pursuant to these agreements, International Rectifier will license to Vishay certain of its patents and technology related to the PCS business on a non-exclusive, perpetual and royalty-free basis; International Rectifier will license to Vishay certain of its trademarks for specified periods of up to two years after closing; and Vishay will license back to International Rectifier patents and technology relating to the PCS business purchased by Vishay in the transaction, on a non-exclusive, perpetual and royalty-free basis. The form of the license agreements was previously included in the Master Purchase Agreement incorporated by reference as Exhibit 2.1 to our current report on Form 8-K filed on November 15, 2006 (identified as Exhibits D1, D2, E1 and E2 to the Master Purchase Agreement).  The executed license agreements were not materially different than the form of the agreements previously incorporated by reference.

On November 8, 2006, Vishay and International Rectifier entered into a Transition Services Agreement relating to the provision by International Rectifier to Vishay of certain services in respect of the PCS business.  Concurrent with closing, Vishay and International Rectifier entered into an Amended and Restated Transition Services Agreement.  The Amended and Restated Transition Services Agreement provides more detailed services in areas of factory planning, quality, and materials movement and storage, among certain other areas.  Except for providing additional detail in these areas, the terms of the Amended and Restated Transition Services Agreement are not materially different than the Transition Services Agreement previously incorporated by reference as Exhibit 99.1 to our current report on Form 8-K filed on November 15, 2006.

As also contemplated in connection with the closing of the transaction, Vishay and International Rectifier entered into the following transition services and supply agreements: a Transition Products Services Agreement relating to the provision by International Rectifier to Vishay of certain wafer and packaging services; an IGBT Auto Die Supply Agreement relating to the provision of certain die and other products by International Rectifier to Vishay; and a Transition Buyback Agreement relating to the provision of certain die products by Vishay to International Rectifier.   The form of these agreements was previously included in the Master Purchase Agreement incorporated by reference as Exhibit 2.1 to our current report on Form 8-K filed on November 15, 2006 (identified as Exhibits G, H1 and H2 to the Master Purchase Agreement.)  The executed transition services and supply agreements were not materially different than the form of the agreements previously incorporated by reference.

Vishay and International Rectifier also entered into an Indemnification Escrow Agreement with Union Bank of California, as escrow agent.  At the closing, the amount of $14,485,000 was deposited into an escrow account to secure International Rectifier’s indemnity obligations under the Master Purchase Agreement.  The escrow agent will continue to hold the funds in escrow until it receives either joint instructions of the parties or a court order directing it to release all or a portion of the escrow funds to Vishay.  Any funds remaining in the escrow account 18 months after closing will be disbursed to International Rectifier.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Richard N. Grubb

Name:	Richard N. Grubb
Title:	Executive Vice President and
Chief Financial Officer